Exhibit (h)(14)

March 12, 2019

State Street Bank and Trust Company

200 Newport Ave

North Quincy, MA 02171

Attention: Mark Schafer, Senior Vice President

Re:	New Portfolio

Ladies and Gentlemen:

Please be advised that CALAMOS INVESTMENT TRUST has established one (1) new series of shares to be known as CALAMOS TIMPANI SMALL CAP GROWTH FUND (the “New Portfolio”).

In accordance with Sections 8.6 (the additional portfolios provision) of the Master Services Agreement dated as of March 15, 2004, by and among each registered investment company party thereto and State Street Bank and Trust Company (as amended, modified or supplemented from time to time, the “Master Services Agreement”), each undersigned Fund hereby requests that your bank perform accounting and fund administration services for the New Portfolio under the terms of the Master Services Agreement.

In connection with such request each Fund: (i) confirms to you, as of the date hereof, its representations and warranties set forth in Section 4.2 of the Master Services Agreement; and (ii) for the avoidance of doubt, acknowledges and confirms to State Street that the letter agreement dated March 31, 2006 (“Third Side Letter”) by and among the Funds and State Street shall also apply to the New Portfolio and the undersigned Fund agrees to be bound by all of the terms and conditions of the Third Side Letter.

Attached as Appendix A hereto is a replacement of “Appendix A” to the Agreement, effective as of the date set forth below.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

CALAMOS INVESTMENT TRUST

By:	/s/ Curtis Holloway
Name:	Curtis Holloway
Title:	Chief Financial Officer and Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	EVP

Effective Date:	March 30, 2019

Appendix A

APPENDIX A

TO

MASTER SERVICES AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

CALAMOS ADVISORS TRUST

Calamos Growth and Income Portfolio	36-7271106

CALAMOS ETF TRUST

CALAMOS INVESTMENT TRUST

Calamos Convertible Fund	36-3316238
Calamos Dividend Growth Fund	46-2951829
Calamos Evolving World Growth Fund	26-2192228
Calamos Emerging Market Equity Fund	46-3926429
Calamos Global Convertible Fund	47-2271491
Calamos Global Equity Fund	20-8166626
Calamos Global Growth and Income Fund	36-4088206
Calamos Growth Fund	36-3723359
Calamos Growth and Income Fund	36-3575418
Calamos Hedged Equity Fund	47-2255361
Calamos High Income Opportunities Fund	36-4307069
Calamos International Growth Fund	20-2395043
Calamos Market Neutral Income Fund	36-3723358
Calamos Total Return Bond Fund	20-8872705
Calamos Opportunistic Value Fund	22-3848966
Calamos Phineus Long/Short Fund	47-5668954
Calamos Short-Term Bond Fund	83-0775729
Calamos Timpani Small Cap Growth Fund	83-3325222

CALAMOS CONVERTIBLE OPPORTUNITIES AND INCOME FUND	03-0426532

CALAMOS CONVERTIBLE AND HIGH INCOME FUND	02-0683363

CALAMOS STRATEGIC TOTAL RETURN FUND	04-3785941

CALAMOS GLOBAL TOTAL RETURN FUND	20-3377281

CALAMOS GLOBAL DYNAMIC INCOME FUND	20-8819776

CALAMOS DYNAMIC CONVERTIBLE AND INCOME FUND	47-1549409

CALAMOS LONG/SHORT EQUITY & INCOME 2028 TERM TRUST	82-2860404